SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2)
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            FRANKLIN RESOURCES, INC.
                            ------------------------

                (Name of Registrant as Specified In Its Charter)
      ...................................................................
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4)and 0-11.
    1) Title of each class of securities to which transaction applies:
       ..............................................................
    2) Aggregate number of securities to which transaction applies:
       ..............................................................
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
       ..............................................................
    4) Proposed maximum aggregate value of transaction:
       ..............................................................
    5) Total fee paid:
       ..............................................................
[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part  of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.

    Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed: [         ]

                            FRANKLIN RESOURCES, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DEAR STOCKHOLDER:

The Board of Directors of Franklin Resources, Inc. invites you to attend the Annual Meeting of Stockholders. The meeting will be held on January 30, 2003 at 10:00 a.m., Pacific Standard Time, in the H. L. Jamieson Auditorium, at One Franklin Parkway, Building 920, San Mateo, California, for the following purposes:

1. To elect eleven (11) Directors to the Board of Directors. Each Director will hold office until the next Annual Meeting of Stockholders or until that person's successor is elected and qualified;

2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the current fiscal year ending September 30, 2003;

3.   To approve the adoption of the 2002 Universal Stock Incentive Plan; and

4. To transact such other business that may be raised at the Annual Meeting or any adjournments or postponements of the Annual Meeting.

You must own shares at the close of business on December 3, 2002 to be entitled to receive notice of, and to vote on, all matters presented at the meeting. Your vote is very important. Even if you think that you will attend the meeting, we ask you to please return the proxy card. You can vote by telephone, over the Internet, or by using the proxy card that is enclosed.

By order of the Board of Directors,


LESLIE M. KRATTER
SECRETARY

DECEMBER 23, 2002
SAN MATEO, CALIFORNIA





         PLEASE VOTE BY TELEPHONE OR BY USING THE INTERNET AS INSTRUCTED
                  ON THE ENCLOSED PROXY CARD OR COMPLETE, SIGN
               AND RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE.

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

SECTION                                                                     PAGE
--------------------------------------------------------------------------------
NOTICE OF ANNUAL MEETING............................................. COVER PAGE

PROXY STATEMENT......................................................          1
---------------

VOTING INFORMATION...................................................          1

PROPOSAL 1: ELECTION OF DIRECTORS....................................          3

   NOMINEES..........................................................          3

   INFORMATION ABOUT THE BOARD AND ITS COMMITTEES....................          4

   SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS......................          6

   SECURITY OWNERSHIP OF MANAGEMENT..................................          7

   EXECUTIVE COMPENSATION............................................          9

       SUMMARY COMPENSATION TABLE....................................          9

       OPTION GRANTS IN LAST FISCAL YEAR.............................         11

       AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
       AND FISCAL YEAR-END OPTION VALUES.............................         11

       EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL ARRANGEMENTS.......         12

       REPORT OF THE COMPENSATION COMMITTEE..........................         13

   REPORT OF THE AUDIT COMMITTEE.....................................         16

   EQUITY COMPENSATION PLAN INFORMATION..............................         18

   PERFORMANCE GRAPH.................................................         19

   CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS....................         20

   SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE...........         21

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF
            INDEPENDENT ACCOUNTANTS..................................         22

PROPOSAL 3: APPROVAL OF THE ADOPTION OF
            THE 2002 UNIVERSAL STOCK INCENTIVE PLAN..................         22

STOCKHOLDER PROPOSALS................................................         25

THE ANNUAL REPORT....................................................         26

EXHIBIT A:   2002 UNIVERSAL STOCK INCENTIVE PLAN

                            FRANKLIN RESOURCES, INC.
                              One Franklin Parkway
                           San Mateo, California 94403

                                 PROXY STATEMENT
                                 ---------------

                                December 23, 2002

This Proxy Statement and the accompanying Notice of Annual Meeting are furnished in connection with the solicitation by the Board of Directors of Franklin Resources, Inc., a Delaware corporation ("Franklin" or the "Company"), of the accompanying proxy, to be voted at the Annual Meeting of Stockholders, which will be held on January 30, 2003, at 10:00 a.m., Pacific Standard Time, in the
H. L. Jamieson Auditorium, One Franklin Parkway, Building 920, San Mateo, California. We expect that this Proxy Statement and the enclosed proxy will be mailed on or about December 23, 2002 to each stockholder entitled to vote. The term "Franklin Templeton Investments" as used in this Proxy Statement, refers to Franklin Resources, Inc. and its consolidated subsidiaries.

                               VOTING INFORMATION

WHO CAN VOTE?

You may vote if you were a stockholder of record and owned shares at the close of business on December 3, 2002 (the "Record Date"). You are entitled to one vote for each share owned on that date on each matter presented at the meeting. As of the Record Date, Franklin had 257,878,976 shares outstanding.

HOW MANY VOTES DO YOU NEED TO HOLD THE MEETING?

In order to take any action at the Annual Meeting, a majority of Franklin's outstanding shares as of the record date must be present at the meeting. This is called a quorum.

WHO COUNTS THE VOTES?

Our Transfer Agent, The Bank of New York, will count the votes.

WHAT IS A PROXY?

A "proxy" allows someone else (the "proxy holder") to vote your shares on your behalf. The Board of Directors of Franklin ("Board of Directors" or "Board") is asking you to allow the people named on the proxy card (Charles B. Johnson, the Chief Executive Officer; Martin L. Flanagan, a President; and Leslie M. Kratter, the Secretary) to vote your shares at the Annual Meeting.

HOW DO I VOTE BY PROXY?

Whether you hold shares directly as a stockholder of record or beneficially in street name, you may vote without attending the meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your stockbroker or nominee. You will be able to do this by telephone, using the Internet or by mail. The deadline for voting by telephone or by using the Internet is 11:59 p.m., Eastern Standard Time, on January 29, 2003. Please see your proxy card or the information your bank, broker, or other holder of record provided you for more information on these options. Unless you indicate otherwise on your proxy card, the persons named as your proxy holders on the proxy card will vote your shares FOR all nominees to the Board of Directors, FOR the ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for fiscal year ending September 30, 2003 and FOR the approval of the adoption of the 2002 Universal Stock Incentive Plan.

CAN I CHANGE OR REVOKE MY VOTE AFTER I RETURN MY PROXY CARD?

Yes. You can change or revoke your proxy by submitting another proxy with a later date before the beginning of the Annual Meeting. You may

                                       1
--------------------------------------------------------------------------------
also revoke your proxy by attending the Annual Meeting and voting in person.

CAN I VOTE IN PERSON AT THE ANNUAL MEETING INSTEAD OF VOTING BY PROXY?

Yes. However, we encourage you to complete and return the enclosed proxy card to ensure that your shares are represented and voted.

HOW ARE VOTES COUNTED?

To be counted as "represented", either a proxy card must have been returned for those shares, or the stockholder must be present at the meeting. The New York Stock Exchange (the "NYSE") allows brokers to cast votes for some routine proposals, such as electing Directors and ratifying accountants, even if you do not return your proxy card. Therefore, if you hold shares in a brokerage account, but you do not return your proxy card, your broker can still vote your shares. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

WHAT IS THE VOTING REQUIREMENT TO APPROVE EACH OF THE PROPOSALS?

For the election of Directors, a plurality of the votes cast is required. This means that the eleven (11) candidates who receive the most votes will be elected to the eleven (11) available positions on the Board. An affirmative vote of a majority of shares represented at the Annual Meeting is required to approve the appointment of PricewaterhouseCoopers LLP. An affirmative vote of a majority of shares represented at the Annual Meeting is required to approve the adoption of the 2002 Universal Stock Incentive Plan. Shares properly voted "ABSTAIN" on a particular matter are considered as shares present at the meeting for quorum purposes, but are treated as having voted against the matter.

WHO PAYS FOR THIS PROXY SOLICITATION?

Your proxy is solicited by the Board of Directors of Franklin. Franklin pays the cost of soliciting your proxy and reimburses brokerage costs and other fees for forwarding proxy materials to you.


                                       2
--------------------------------------------------------------------------------

                                   PROPOSAL 1:
                              ELECTION OF DIRECTORS

NOMINEES

The following eleven (11) persons are nominated for election as members of the Board of Directors of Franklin Resources, Inc. All nominees except Messrs. Crocker, Joffe, Kean, and Ratnathicam are currently directors. If elected, each director will serve until the next Annual Meeting of Stockholders or until that person's successor is elected and qualified. Unless you mark "Exceptions" on your proxy card to withhold authority to vote for one or all of these directors, the persons named as proxy holders intend to vote for all of these nominees. Listed below are the names, ages, and principal occupations for the past five years of the director nominees.

HARMON E. BURNS
AGE 57
DIRECTOR SINCE 1991

Vice Chairman, Member-Office of the Chairman of the Company; formerly, Executive Vice President and director of the Company for the past five (5) years; officer and/or director of many other Company subsidiaries; officer and/or director or trustee in 48 investment companies of Franklin Templeton Investments.

CHARLES CROCKER
AGE 63

Chairman, Chief Executive Officer and director of BEI Technologies, Inc. since 2000; formerly, President and Chief Executive Officer of BIT Technologies, Inc. since 1997. Principal of Crocker Capital. Director of Pope & Talbot, Inc., Teledyne Technologies, Inc. and Fiduciary Trust Company International, a subsidiary of the Company.

ROBERT D. JOFFE
AGE 59

Presiding Partner and partner of Cravath, Swaine & Moore for the past five (5) years. Director of Fiduciary Trust Company International, a subsidiary of the Company, The Romanian American Enterprise Fund, Lawyers Committee for Human Rights, and The After School Corporation.

CHARLES B. JOHNSON
AGE 69
DIRECTOR SINCE 1969

Chairman of the Board, Chief Executive Officer, Member-Office of the Chairman of the Company for the past five (5) years; officer and/or director of many other Company subsidiaries; officer and/or director or trustee in 45 investment companies of Franklin Templeton Investments.

RUPERT H. JOHNSON, JR.
AGE 62
DIRECTOR SINCE 1969

Vice Chairman, Member-Office of the Chairman of the Company; formerly, Executive Vice President and director of the Company for the past five (5) years; officer and/or director of many other Company subsidiaries; officer and/or director or trustee in 48 investment companies of Franklin Templeton Investments.

THOMAS H. KEAN
AGE 67

President, Drew University since 1990; formerly, Governor of the State of New Jersey from 1982 to 1990. Director of Aramark Corporation, The CIT Group, Inc., Fiduciary Trust Company International, a subsidiary of the Company, The Pepsi Bottling Group, and UnitedHealth Group Incorporated.

JAMES A. MCCARTHY
AGE 67
DIRECTOR SINCE 1997

Private investor for the past five (5) years. From 1993 to 1995, Chairman of Merrill Lynch & Co. Investor Client Coverage Groups; formerly, Senior Vice President of Merrill Lynch and Director, Global Institutional Sales. Total of 36 years experience with Merrill Lynch.

                                       3
--------------------------------------------------------------------------------

CHUTTA RATNATHICAM
AGE 55

Senior Vice President and Chief Financial Officer of CNF Inc. since 1997; formerly, Chief Executive Officer of Emery Worldwide, a subsidiary of CNF Inc. from September 2000 to December 2001; formerly, Vice President and Director of Finance of CNF Inc. for five (5) years prior to 1997. Chartered Accountant (Sri Lanka). Member, American Institute of Certified Management Accountants.

PETER M. SACERDOTE
AGE 65
DIRECTOR SINCE 1993

Advisory director and Chairman of the Investment Committee of the principal investment area of Goldman, Sachs & Co. (investment banking) since May 1999; formerly, a general partner and then a limited partner of the Goldman Sachs Group, L.P. for five (5) years prior to 1999. Director, Qualcomm, Inc., and Hexcel Corporation.

ANNE M. TATLOCK
AGE 63
DIRECTOR SINCE 2001

Vice Chairman, Member-Office of the Chairman of the Company since 2001; Chairman of the Board (since 2000), Chief Executive Officer (since 2000), President (since 1994) and director of Fiduciary Trust Company International, a subsidiary of the Company; officer and/or director of certain other Company subsidiaries. Director, Fortune Brands, Inc. and Merck & Co., Inc.

LOUIS E. WOODWORTH
AGE 69
DIRECTOR SINCE 1981

Private investor. President, Alpine Corp. for the past five (5) years, a private investment company.

INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

The Board of Directors held five (5) meetings (not including committee meetings) during the fiscal year ended September 30, 2002. For the fiscal year ended September 30, 2002, each active director attended at least eighty percent (80%) of the aggregate number of meetings held by the Board. The Board has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.

The Audit Committee consists of Messrs. Woodworth (Chairman), Kline and McCarthy. The Audit Committee oversees the financial reporting activities of the Company. The Audit Committee met six (6) times during fiscal year 2002.

The Compensation Committee consists of Messrs. Woodworth (Chairman), Sacerdote and McCarthy. The Compensation Committee reviews and sets compensation for the Chief Executive Officer, determines the general policies and guidelines for compensating other executive officers, and performs other duties as assigned from time to time by the Board. This committee also administers the Amended and Restated 1998 Universal Stock Incentive Plan (the "Amended 1998 Stock Plan"), which is proposed to be amended as described in Proposal 3, and the 1994 Amended Annual Incentive Compensation Plan (the "Incentive Plan"). The Compensation Committee met five (5) times during fiscal year 2002.

During fiscal year 2002, the Board established the Nominating and Corporate Governance Committee, which consists of Messrs. McCarthy (Chairman), Woodworth and Sacerdote. The Nominating and Corporate Governance Committee provides counsel to the Board of Directors with respect to the organization and function of the Board and committees, identifies potential director candidates and nominates members of the Board of Directors. The Nominating and Corporate Governance Committee will consider nominees recommended by stockholders. In order for such nominees to be considered, the stockholder must submit the name and qualifications of the nominee to the Secretary of the Company on or before the date that stockholders proposals are due. See Stockholder Proposals. The committee is also responsible for developing and recommending to the Board corporate governance policies and procedures applicable to


                                       4
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
Franklin. The Nominating and Corporate Governance Committee met in October and November 2002.

FAMILY RELATIONS. Charles B. Johnson, the Chairman of the Board and Chief Executive Officer of the Company, and Rupert H. Johnson, Jr., the Vice Chairman and director, are brothers. Peter M. Sacerdote, a director of the Company, is a brother-in-law of Charles B. Johnson and Rupert H. Johnson, Jr. Gregory E. Johnson, the President, Member - Office of the President, is the son of Charles
B. Johnson, the nephew of Rupert H. Johnson, Jr. and Peter Sacerdote and the brother of Jennifer Bolt, a Vice President. Jennifer Bolt is the daughter of Charles B. Johnson, the niece of Rupert H. Johnson, Jr. and Peter Sacerdote and the sister of Gregory E. Johnson.

PAYMENTS TO DIRECTORS. In fiscal year 2002, directors who were not Franklin officers were paid $7,500 per quarter, plus $3,000 per meeting attended. An additional $1,500 per committee meeting attended is paid to directors who serve on Board committees. Effective January 1, 2003, directors who are not Franklin officers will be paid $10,000 per quarter, plus $3,000 per meeting and will receive an annual stock grant valued at $40,000 on the date of grant on January 30, 2003 and on the date of the annual organizational meeting of the Board in subsequent fiscal years. In addition to the per committee meeting fee of $1,500 paid to directors who serve on Board committees, Chair-persons of the Compensation Committee and the Nominating and Corporate Governance Committee will receive $1,250 per quarter and the Chair-person of the Audit Committee will be paid $2,500 per quarter. In addition, the Company has a policy of reimbursing certain health insurance coverage for a director who is retired from other employment and is not otherwise eligible for group health coverage under Franklin's group health plan or any other company's health plan. Franklin will reimburse the cost of health insurance coverage comparable to that provided to other Franklin employees. During fiscal year ended September 30, 2002, Louis E. Woodworth, a director, was reimbursed $6,994 for health insurance expenses.

DEFERRED DIRECTOR FEES. Franklin also allows directors to defer payment of their directors' fees, and to treat the deferred amounts as hypothetical investments in Franklin common stock. Upon termination, the number of shares of stock that the director hypothetically purchased are added together, and Franklin must pay the director an amount equal to the value of the hypothetical investment, including dividend reinvestment. Either Franklin or the individual director can terminate the fee deferral with ninety (90) days notice. Pursuant to the Deferred Compensation Agreement for Directors Fees, as amended, Louis E. Woodworth elected to defer his director's fees.

DIRECTOR EMERITUS. During fiscal year 2002, the Board of Directors had a policy that upon reaching the age of 75, directors who were not also officers or employees of the Company, would retire and not stand for re-election and would become eligible to serve as a Director Emeritus, without voting authority. During fiscal year 2002, Dr. Judson R. Grosvenor served as a Director Emeritus until his death in December 2001 and received compensation equal to the compensation paid to a director who attends each meeting of the Board as described above under "Payments to Directors." Effective December 12, 2002, the Board terminated the Director Emeritus policy.


                                       5
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

                  SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS

The following table sets forth the common stock beneficially owned by each stockholder known to us to beneficially own more than five percent (5%) of Franklin's total outstanding common stock:

                                            AMOUNT AND NATURE OF                PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER(a)     BENEFICIAL OWNERSHIP            VOTING SECURITIES
---------------------------------------------------------------------------------------------
CHARLES B. JOHNSON                             45,747,156(b)                      17.74%
RUPERT H. JOHNSON, JR.                         38,089,825(c)                      14.77%
ELIZABETH S. WISKEMANN                         22,015,517(d)                       8.54%
---------------------------------------------------------------------------------------------

(a) The addresses of Messrs. C. Johnson and R. Johnson, Jr. are: c/o Franklin Resources, Inc., One Franklin Parkway, San Mateo, CA 94403. The address of Elizabeth S. Wiskemann is: c/o John Bessolo, 7 Mount Lassen Drive, Suite B-156, San Rafael, CA 94905.

(b) Includes 37,993,175 shares held directly, 3,963,675 shares held in an IRA account and 3,000,000 shares held in a limited partnership for which Mr. C. Johnson holds sole voting and investment power. Also includes 22,059 shares, which may be purchased pursuant to currently exercisable options. Also includes approximately 6,731 shares which represent a pro-rata number of shares equivalent to Mr. C. Johnson's percentage of ownership of the holdings of the Franklin Templeton Profit Sharing/401(k) Plan, (the "Profit Sharing Plan") as of September 30, 2002. Mr. C. Johnson disclaims any beneficial ownership of such shares. Also includes 761,516 shares of which Mr. C. Johnson disclaims beneficial ownership, held by a private foundation of which Mr. C. Johnson is a trustee.

(c) Includes 35,407,145 shares held directly and 2,205,245 shares held in an IRA account for which Mr. R. Johnson, Jr. holds sole voting and investment power. Also includes 68,059 shares, which may be purchased pursuant to currently exercisable options. Also includes approximately 5,670 shares which represent a pro-rata number of shares equivalent to Mr. R. Johnson, Jr.'s percentage of ownership of the holdings of the Profit Sharing Plan as of September 30, 2002. Mr. R. Johnson, Jr. disclaims any beneficial ownership of such shares. Also includes 400,334 shares of which Mr. R. Johnson, Jr. disclaims beneficial ownership, held by a private foundation of which Mr. R. Johnson, Jr. is a trustee. Also includes 3,372 shares held by a member of Mr. R. Johnson, Jr.'s immediate family, of which Mr. R. Johnson, Jr. disclaims beneficial ownership.

(d) Includes 20,807,111 shares held directly. Also includes 172,726 shares of which Ms. Wiskemann disclaims beneficial ownership, held by a private foundation, of which Ms. Wiskemann is a trustee. Also includes 1,035,680 shares held in an IRA account for which Ms. Wiskemann holds sole voting and investment power.


                                       6
--------------------------------------------------------------------------------

                        SECURITY OWNERSHIP OF MANAGEMENT

The following table lists the common stock beneficially owned by each director, each executive officer named in the Summary Compensation Table, each nominee for director and all directors, nominees and executive officers as a group. The stock holdings are listed as of December 3, 2002:

                                            AMOUNT AND NATURE OF
NAME                                        BENEFICIAL OWNERSHIP        PERCENT OF CLASS
----------------------------------------------------------------------------------------
HARMON E. BURNS                                 1,862,146(a)                   *
CHARLES CROCKER                                     5,086(b)                   *
MARTIN L. FLANAGAN                                886,995(c)                   *
ROBERT D. JOFFE                                     1,499(d)                   *
CHARLES B. JOHNSON                             45,747,156(e)                 17.74%
GREGORY E. JOHNSON                                688,548(f)                   *
RUPERT H. JOHNSON, JR.                         38,089,825(g)                 14.77%
THOMAS H. KEAN                                      6,456(h)                   *
HARRY O. KLINE                                      3,000                      *
WILLIAM J. LIPPMAN                                334,322(i)                   *
JAMES A. MCCARTHY                                   5,000                      *
CHUTTA RATNATHICAM                                      0                      *
PETER M. SACERDOTE                                 25,000                      *
ANNE M. TATLOCK                                   306,089(j)                   *
LOUIS E. WOODWORTH                              1,839,928(k)                   *

DIRECTORS, DIRECTOR NOMINEES AND EXECUTIVE
OFFICERS AS A GROUP (CONSISTING OF 22
PERSONS)                                       90,705,124(l)                 35.17%

-----------------------------------------------------------------------------------------

*    Represents less than 1% of class

(a) Includes 1,201,047 shares held directly and 500,002 shares held in an IRA account for which Mr. Burns holds sole voting and investment power. Also includes 68,059 shares, which may be purchased pursuant to currently exercisable options. Also includes 88,000 shares of which Mr. Burns disclaims beneficial ownership, held by a private foundation of which Mr. Burns is a trustee. Also includes approximately 5,038 shares which represent a pro-rata number of shares equivalent to Mr. Burns' percentage of ownership of the holdings of the Profit Sharing Plan, as of September 30, 2002. Mr. Burns disclaims any beneficial ownership of such shares.

(b) Includes 4,794 shares held directly for which Mr. Crocker holds sole voting and investment power. Also includes a total of 292 shares of unvested restricted stock granted in July 2001 under the Amended 1998 Stock Plan.

(c) Includes 582,211 shares held directly for which Mr. Flanagan holds sole voting and investment power. Also includes 281,673 shares, which may be purchased pursuant to currently exercisable options. Also includes a total of 22,428 shares of unvested restricted stock granted of which 8,333 and 14,095 shares were granted in March 2001 and November 2002, respectively, under the Amended 1998 Stock Plan. Also includes approximately 683 shares which represent a pro-rata number of shares equivalent to Mr. Flanagan's percentage of ownership of the holdings of the Profit Sharing Plan, as of September 30, 2002. Mr. Flanagan disclaims any beneficial ownership of such shares.

(d) Includes 1,207 shares held directly for which Mr. Joffe holds sole voting and investment power. Also includes a total of 292 shares of unvested restricted stock granted in July 2001 under the Amended 1998 Stock Plan.

(e)  See footnote (b) under "Security Ownership of Principal Shareholders."

                                       7
--------------------------------------------------------------------------------

(f) Includes 409,751 shares held directly for which Mr. G. Johnson holds sole voting and investment power. Also includes 248,266 shares, which may be purchased pursuant to currently exercisable options. Also includes a total of 14,095 shares of unvested restricted stock granted in November 2002 under the Amended 1998 Stock Plan. Also includes 16,436 shares held by members of Mr. G. Johnson's immediate family, of which Mr. G. Johnson disclaims beneficial ownership.

(g)  See footnote (c) under "Security Ownership of Principal Shareholders."

(h) Includes 6,164 shares held directly for which Mr. Kean holds sole voting and investment power. Also includes a total of 292 shares of unvested restricted stock granted in July 2001 under the Amended 1998 Stock Plan.

(i) Includes 284,246 shares held directly for which Mr. Lippman holds sole voting and investment power. Also includes 24,796 shares, which may be purchased pursuant to currently exercisable options. Also includes a total of 25,280 shares of unvested restricted stock granted of which 2,196, 11,808 and 11,276 shares were granted in October 2000, October 2001 and November 2002, respectively, under the Amended 1998 Stock Plan.

(j) Includes 239,435 shares held directly for which Ms. Tatlock holds sole voting and investment power. Also includes a total of 25,831 shares of unvested restricted stock granted of which 2,495, 8,793, 7,543 and 7,000 shares were granted in July 2001, December 2001, September 2002 and November 2002, respectively, under the Amended 1998 Stock Plan. Also includes 38,202 shares held in an employee benefit plan in effect prior to the acquisition of Fiduciary Trust Company International ("Fiduciary") by the Company. Also includes 2,621 shares held by a member of Ms. Tatlock's immediate family, of which Ms. Tatlock disclaims beneficial ownership.

(k) Includes 1,101,840 shares held directly and 518,088 shares held in an IRA account for which Mr. Woodworth holds sole voting and investment power. Also includes 220,000 shares held by a member of Mr. Woodworth's immediate family, of which Mr. Woodworth disclaims beneficial ownership. Does not include any hypothetical shares described under "Proposal 1: Election of Directors - Deferred Director Fees."

(l) Includes 950,446 shares, which may be purchased pursuant to currently exercisable options.

                                       8
--------------------------------------------------------------------------------

                             EXECUTIVE COMPENSATION

The following table provides compensation information for the Company's Chief Executive Officer and each of the four highest compensated executive officers of the Company for the fiscal year ended September 30 during the last three fiscal years.

                                                    SUMMARY COMPENSATION TABLE

                                                      ANNUAL COMPENSATION              LONG-TERM COMPENSATION AWARDS
                                           ----------------------------------------    -----------------------------
                                                                                       RESTRICTED       SECURITIES
NAME AND                      FISCAL                                   OTHER ANNUAL       STOCK         UNDERLYING      ALL OTHER
PRINCIPAL POSITION             YEAR        SALARY       BONUS(a)       COMPENSATION       AWARDS          OPTIONS    COMPENSATION(n)
------------------------------------------------------------------------------------------------------------------------------------
CHARLES B. JOHNSON,            2002       $ 554,707  $         0       $ 129,386(b)    $         0            0        $   7,400
CHAIRMAN OF THE BOARD,         2001       $ 594,330  $         0       $ 131,095(b)    $         0            0        $   7,609
CHIEF EXECUTIVE OFFICER        2000       $ 594,637  $         0       $  80,433(b)    $         0       22,059(i)     $  16,824

MARTIN L. FLANAGAN,            2002       $ 728,119  $   812,500       $       0       $   463,726(c)   100,000(j)     $   1,082
PRESIDENT, MEMBER-             2001       $ 783,378  $   400,000       $       0       $ 1,084,025(d)   250,000(k)     $   1,482
OFFICE OF THE PRESIDENT        2000       $ 782,677  $ 1,000,000       $       0       $         0       81,671(i)     $  14,988

GREGORY E. JOHNSON,            2002       $ 728,123  $   812,500       $       0       $   463,726(c)   100,000(j)     $   1,082
PRESIDENT, MEMBER-             2001       $ 780,132  $   400,000       $       0       $         0      208,000(k)     $   1,417
OFFICE OF THE PRESIDENT        2000       $ 680,997  $   552,333       $       0       $         0       76,264(i)     $  14,965

ANNE M. TATLOCK,               2002       $ 555,583  $   296,500       $       0       $   775,016(c)(e)      0        $ 427,000(o)
VICE CHAIRMAN, MEMBER-         2001       $ 307,811  $   222,375       $       0       $   170,943(f)    63,836(l)     $   2,000
OFFICE OF THE CHAIRMAN         2000             N/A          N/A             N/A               N/A          N/A              N/A

WILLIAM J. LIPPMAN,            2002       $ 448,939  $   650,000       $       0       $   370,980(c)    30,000(k)     $  23,248
SENIOR VICE PRESIDENT          2001       $ 478,680  $   400,000       $       0       $   600,003(g)         0        $  35,548
                               2000       $ 462,236  $   530,668       $       0       $   285,749(h)    14,796(m)     $  30,307

------------------------------------------------------------------------------------------------------------------------------------

(a)  Includes bonuses earned in fiscal year 2002 and paid in fiscal year 2003.

(b) Includes $129,386, $126,377 and $75,715 representing personal use of Company aircraft by Mr. C. Johnson during fiscal years 2002, 2001 and 2000, respectively, valued using the Standard Industry Fare formula provided for by Internal Revenue Code regulations.

(c) Represents the value based upon the closing price on the NYSE of $32.90 on November 12, 2002, the date of grant of shares of restricted stock granted by the Compensation Committee vesting in approximately equal installments on September 30, 2003, September 30, 2004 and September 30, 2005, in the following amounts: Mr. Flanagan, 14,095; Mr. G. Johnson, 14,095; Ms. Tatlock, 7,000; and Mr. Lippman, 11,276. Recipients of restricted stock awards are entitled to vote such shares and receive dividends.

(d) Represents the value on the date of grant of shares of restricted stock granted by the Compensation Committee to Mr. Flanagan on March 22, 2001, vested or vesting in approximately equal installments on each of September 28, 2001, September 30, 2002 and September 30, 2003. As of the end of fiscal year 2002, Mr. Flanagan held 8,333 shares of unvested restricted stock, which had a value of $259,156 based upon the closing price on the NYSE on September 30, 2002 of $31.10. Recipients of restricted stock awards are entitled to vote such shares and receive dividends.

(e) Represents the value of grant of shares of restricted stock granted by the Compensation Committee to Ms. Tatlock on December 31, 2001, vesting in approximately equal installments on each of December 31, 2002, December 31, 2003 and December 31, 2004. Also represents the value of grant of shares of restricted stock granted by the Compensation Committee to Ms. Tatlock on September 30, 2002, vesting in approximately equal installments on

                                       9
--------------------------------------------------------------------------------
     each of September 30, 2003, September 30, 2004 and September 30, 2005. Also represents the value on the date of grant of shares of restricted stock to Ms. Tatlock as described in (c). Recipients of restricted stock awards are entitled to vote such shares and receive dividends.

(f) Represents the value of grant of shares of restricted stock granted by the Compensation Committee to Ms. Tatlock on July 2, 2001, vested or vesting in approximately equal installments on each of July 2, 2002, July 2, 2003 and July 2, 2004. As of the end of fiscal year 2002, Ms. Tatlock held 2,495 shares of unvested restricted stock, which had a value of $77,595 based upon the closing price on the NYSE on September 30, 2002 of $31.10. Recipients of restricted stock awards are entitled to vote such shares and receive dividends.

(g) Represents the value on the date of grant of shares of restricted stock granted by the Compensation Committee to Mr. Lippman on October 1, 2001, vested or vesting in approximately equal installments on each of September 30, 2002, September 30, 2003 and September 30, 2004. As of the end of fiscal year 2002, Mr. Lippman held 11,808 shares of unvested restricted stock, which had a value of $367,229 based upon the closing price on the NYSE on September 30, 2002 of $31.10. Recipients of restricted stock awards are entitled to vote such shares and receive dividends.

(h) Represents the value on the date of grant of shares of restricted stock granted by the Compensation Committee to Mr. Lippman on October 2, 2000, vested or vesting in approximately equal installments on each of September 28, 2001, September 30, 2002 and September 30, 2003. As of the end of fiscal year 2002, Mr. Lippman held 2,196 shares of unvested restricted stock, which had a value of $68,296 based upon the closing price on the NYSE on September 30, 2002 of $31.10. Recipients of restricted stock awards are entitled to vote such shares and receive dividends.

(i) Represents options that were granted on November 17, 1999 with an exercise price of $32.88, which was the closing price on the NYSE on the date of the grant. These options expire on September 28, 2007 and are subject to continued employment and become exercisable in approximately three equal increments on September 29, 2000, September 28, 2001 and September 30, 2002.

(j) Represents certain options that were granted on November 19, 2001 with an exercise price of $37.38, which was the closing price on the NYSE on the date of the grant. These options expire on November 19, 2011 and are subject to continued employment and become exercisable in approximately three equal increments on September 30, 2002, September 30, 2003 and September 30, 2004.

(k) Represents certain options that were granted on November 21, 2000 with an exercise price of $37.50, which was the closing price on the NYSE on the date of the grant. These options expire on November 21, 2010 and are subject to continued employment and become exercisable in approximately three equal increments on September 28, 2001, September 30, 2002 and September 30, 2003. Also represents certain options that were granted on December 15, 2000 with an exercise price of $34.50, which was the closing price on the NYSE on the date of the grant. These options expire on December 15, 2010 and are subject to continued employment and become exercisable in approximately three equal increments on September 28, 2001, September 30, 2002 and September 30, 2003.

(l) Represents certain stock options that were granted on April 10, 2001 with an exercise price of $41.09, which was the closing price on the NYSE on the date of the grant. These options expire on April 10, 2006 and are subject to continued employment and become exercisable in approximately two equal increments on April 10, 2004 and April 10, 2005. Also represents certain options that were granted on September 27, 2001 with an exercise price of $33.00, which was the closing price on the NYSE on the date of the grant. These options expire on September 26, 2006 and are subject to continued employment and become exercisable in approximately two equal increments on April 10, 2004 and April 10, 2005.

(m) Represents certain options that were granted on November 15, 1999 with an exercise price of $32.63, which was the closing price on the NYSE on the date of the grant. These options expire on September 28, 2007 and are subject to continued employment and become exercisable in approximately three equal increments on September 29, 2000, September 28, 2001 and September 30, 2002.

(n) Except for Ms. Tatlock, represents Company contributions to the combined Profit Sharing/401(k) Plan and certain premium payments that were made by the Company for the benefit of employees, including executive officers, under the Franklin Templeton Companies, Inc. Employee Welfare Plan. Ms. Tatlock received a contribution under the 401(k) Plan of Fiduciary only.

(o) Also includes an "Integration Services Cash Bonus", which Ms. Tatlock was entitled to receive under her employment agreement with the Company. See Employment Contracts and Change-In-Control Arrangements.


                                       10
--------------------------------------------------------------------------------

OPTION GRANTS IN LAST FISCAL YEAR

During the last fiscal year, options were granted to the Named Executive Officers as indicated in the table below. No Stock Appreciation Rights were awarded.

           OPTION GRANTS IN LAST FISCAL YEAR ENDED SEPTEMBER 30, 2002

                                        INDIVIDUAL GRANTS
                                                                                 POTENTIAL REALIZABLE VALUE
                      NUMBER OF    % OF TOTAL                                      AT ASSUMED ANNUAL RATES
                     SECURITIES      OPTIONS                                     OF STOCK PRICE APPRECIATION
                     UNDERLYING    GRANTED TO        EXERCISE                         FOR OPTION TERM(c)
                       OPTIONS    EMPLOYEES IN    OR BASE PRICE    EXPIRATION
NAME                 GRANTED(a)   FISCAL YEAR(b)    ($/SHARE)         DATE         5% ($)       10% ($)
------------------------------------------------------------------------------------------------------------
CHARLES B. JOHNSON           0           0%                -                -             -             -

MARTIN L. FLANAGAN     100,000         2.4%           $37.38         11/19/11    $2,604,508    $6,765,360

GREGORY E. JOHNSON     100,000         2.4%           $37.38         11/19/11    $2,604,508    $6,765,360

ANNE M. TATLOCK              0           0%                -               -              -             -

WILLIAM J. LIPPMAN      30,000         0.7%           $37.38         11/19/11     $ 781,353    $2,029,608
-------------------------------------------------------------------------------------------------------------

(a) Represents options granted November 19, 2001, which vest in equal one-third increments over a 3 year period. See footnote (j) to the Summary Compensation Table.

(b) Represents the aggregate percentage granted to each Named Executive Officer of the total options awarded to employees of 4,207,699 shares in fiscal year 2002.

(c) We are required by the Securities and Exchange Commission to use a 5% and 10% assumed rate of appreciation over the applicable option term. This does not represent our estimate or projection of the future common stock price. If Franklin's common stock does not appreciate in value from the grant price, the Named Executive Officers will receive no benefit from the options.



AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

                           NUMBER OF SECURITIES               VALUE OF UNEXERCISED
                          UNDERLYING UNEXERCISED                  IN-THE-MONEY
                        OPTIONS AT FISCAL YEAR-END         OPTIONS AT FISCAL YEAR-END
NAME                   EXERCISABLE/UNEXERCISABLE(a)       EXERCISABLE/UNEXERCISABLE(b)
------------------------------------------------------------------------------------------
CHARLES B. JOHNSON             22,059/23,000                          $0/$0
MARTIN L. FLANAGAN            281,673/232,798                         $0/$0
GREGORY E. JOHNSON            248,266/185,998                         $0/$0
ANNE M. TATLOCK                     0/63,836                          $0/$0
WILLIAM J. LIPPMAN             24,796/20,000                          $0/$0
------------------------------------------------------------------------------------------

(a) All Named Executive Officers did not exercise any options during fiscal year 2002.

(b) The market value of underlying securities is based on the closing price of Franklin's common stock on the NYSE on September 30, 2002 of $31.10 per share minus the exercise price.

                                       11
--------------------------------------------------------------------------------

EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL ARRANGEMENTS

Mr. Charles B. Johnson has an employment contract with Franklin pursuant to which the Company is obligated, in the event of Mr. C. Johnson's death or permanent disability, to pay one year's salary to his estate. Under the contract, Mr. C. Johnson is employed as the Chairman of the Board, Chief Executive Officer, and Member-Office of the Chairman at a salary determined from time to time by the Board of Directors, which has assigned the review of Mr. C. Johnson's compensation arrangements to the Compensation Committee.

Ms. Anne M. Tatlock has a five year employment agreement with Franklin and Fiduciary, which commenced in April 2001. Under the employment agreement, Ms. Tatlock was entitled to a base salary equal to a minimum of $590,000 per year, which is subject to review by the Chief Executive Officer and Franklin's Compensation Committee (which shall not result in a decrease in such base salary). Ms. Tatlock was also entitled to, at a minimum, the following bonus and incentive compensation: (a) a bonus for the period (i) commencing January 1, 2001 and ending December 31, 2001 and (ii) commencing January 1, 2002 and ending September 30, 2002, on an annualized basis, of not less than $609,281, of which Ms. Tatlock is entitled to receive an annualized short-term bonus of $296,500 payable in cash and an annualized long-term bonus of $312,781 to be granted in the form of restricted stock that vests over 3 years; (b) after September 30, 2002, awards, grants or payments that may be awarded under Franklin's incentive compensation plan; (c) additional services compensation, in the amount of $2,125,000, which is payable in equal annual cash payments of $425,000 over five years, subject to certain conditions relating to Ms. Tatlock's continued employment; (d) stock options representing 38,836 shares of common stock of Franklin, 50% of which are exercisable on April 10, 2004 and 50% of which are exercisable on April 10, 2005, subject to Ms. Tatlock's continued employment with Franklin; (e) an allowance for financial and tax planning of up to $15,000 for fiscal year 2001 and $5,000 for each subsequent fiscal year during the term of the employment agreement; and (f) such luncheon club memberships and other memberships in accordance with Fiduciary's policy and practices.

                                       12
--------------------------------------------------------------------------------

                      REPORT OF THE COMPENSATION COMMITTEE

NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF FRANKLIN'S PREVIOUS OR FUTURE FILINGS UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 THAT MIGHT INCORPORATE FUTURE FILINGS MADE BY FRANKLIN UNDER THOSE STATUTES, THE FOLLOWING REPORT SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY PRIOR FILINGS NOR FUTURE FILINGS MADE BY FRANKLIN UNDER THOSE STATUTES.

COMPENSATION PHILOSOPHY

The Compensation Committee believes that the opportunity to earn incentive compensation motivates employees, including executive officers, to achieve improved results. Moreover, awarding incentive compensation in the form of Company stock aligns the interests of management with the interests of stockholders, and further encourages management to focus on the Company's long range growth and development. Franklin's compensation program for executive officers (including the Chief Executive Officer) has over the last five years consisted primarily of salary and annual incentive bonuses based upon individual and Company performance.

BONUS AWARDS

The Company generally uses a combination of two employee benefit plans to award bonuses to employees: the 1994 Amended Annual Incentive Compensation Plan (the "Incentive Plan") and the Amended and Restated 1998 Universal Stock Incentive Plan (the "Amended 1998 Stock Plan"), which is proposed to be amended as described in Proposal 3. The overall bonus pool is determined pursuant to the Incentive Plan, which allows for both cash and stock awards to Company employees, including executive officers and the Chief Executive Officer. The stock component of an award is then granted through the Amended 1998 Stock Plan. As a general matter, the size of the award pool available for bonus payments is a percentage of the Company's pre-tax operating income, which consists of net operating income, exclusive of passive income and calculated before interest, taxes, and extraordinary items, and after accrual of awards under the Incentive Plan. In determining the percentage of the pre-tax operating income that will go into the award pool, the Compensation Committee considers a variety of factors including the performance of the Company's stock compared to the indices set forth in the performance graph included in this Proxy Statement and the increase or decrease in market price of the Company's common stock.

In view of the continuing volatility in the stock market and the Company's assets under management, the Compensation Committee decided that it was prudent not to substantially increase compensation costs. Therefore, the Compensation Committee implemented the following measures: (i) the bonus pool awarded for fiscal year 2002 was reduced from full target funding with the focus of the largest rewards on the Company's top-performing employees; and (ii) the Company did not make a contribution to the Company's profit sharing plan.

While pre-tax operating income increased between fiscal year 2001 and fiscal year 2002, the Compensation Committee considered the relatively conservative
4.6% increase (after excluding the effect of a new accounting standard on intangible assets), against the impact of the 23% decrease in pre-tax operating income between fiscal year 2000 and fiscal year 2001. The Compensation Committee also considered the 10.3% decrease in the value of the Company's common stock from the end of fiscal year 2001, as compared to a 22% decrease in fiscal year 2001 from the previous year.

The Compensation Committee considered the above factors, and additional weight was given to the performance related factors of the Company set forth above in determining the percentage of pre-tax operating income allocated to the award pool.

In its review of individual compensation, and, in particular, in determining the amount and form

                                       13
--------------------------------------------------------------------------------
of actual awards under the Incentive Plan for the Chief Executive Officer and the other executive officers, the Compensation Committee has historically considered amounts paid to executive officers in prior years as salary, bonus and other compensation, the Company's overall performance during the prior five
(5) fiscal years, and its future objectives and challenges. Although the Compensation Committee considered a number of different individual and Company performance factors, again the factors relating to the decline in the stock market, assets under management and the value of the Company's stock in fiscal year 2002 were given additional weight.

SALARIES OF NAMED EXECUTIVE OFFICERS

As part of a Company-wide plan to decrease expenses, effective November 1, 2001, the base salaries of the Named Executive Officers were reduced by 10%. In connection with a Company-wide review, the Compensation Committee reviewed the salary levels for the Named Executive Officers in July 2002 and based upon several considerations, including the Company's performance and general economic conditions at that time, the Company reinstated the base salaries of the Named Executive Officers to pre-November 2001 levels.

BONUSES AND FISCAL YEAR 2002 STOCK OPTIONS OF NAMED EXECUTIVE OFFICERS

In fiscal year 2002, the Compensation Committee determined that of the Named Executive Officers (Messrs. C. Johnson, Flanagan, G. Johnson, Lippman, and Ms. Tatlock, together the "Named Executive Officers"), the operational responsibilities of Messrs. Flanagan, G. Johnson, Lippman, and Ms. Tatlock warranted bonus awards. These bonuses were comprised of a combination of cash and restricted stock, and in the cases of Mr. Lippman and Ms. Tatlock, additional stock option grants. The Company reports the cash portion of any bonus award earned during the fiscal year by a Named Executive Officer, but reports the stock option related portion of any bonus awarded for a particular fiscal year only after it has actually been awarded, which normally occurs in the subsequent fiscal year.

FISCAL YEAR 2002 BONUS AWARDS

For fiscal year 2002, the Compensation Committee awarded other employees, including other executive officers, bonuses consisting of cash and restricted stock. In addition, in cases where special recognition of contributions was warranted, stock option grants were also awarded.

Consistent with the practice established in fiscal year 2000, bonuses awarded were comprised of 65% cash and 35% restricted stock. Certain Company employees, whose awards were in excess of $1.5 million, were awarded bonuses consisting of 50% cash and 50% restricted stock.

COMPENSATION AND SPECIAL BONUS CONSIDERATIONS FOR CEO

The compensation of Mr. Charles B. Johnson, the Chief Executive Officer of the Company, reflects his status as a principal shareholder of the Company. The Compensation Committee notes that Mr. C. Johnson's compensation is significantly lower than that received by CEOs of comparable companies. The Committee reviews the participation of Mr. C. Johnson in the Company's Incentive Plan annually, and has determined that he will continue to participate. Bonuses paid to Mr. C. Johnson depend upon both his performance and that of the Company. The Compensation Committee has also taken into account Mr. C. Johnson's position as a principal stockholder of the Company, and the dividends received on those holdings, in determining his compensation and bonus. Because of his large share holdings, Mr. C. Johnson is materially impacted by changes in the Company's stock price. Therefore, the Compensation Committee does not feel that stock-related bonuses should be a significant component of Mr. C. Johnson's compensation and has historically awarded bonuses to him primarily in cash. In view of the various factors affecting Company performance as set forth above, the Board decided not to grant Mr. C. Johnson a

                                       14
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

cash bonus award or any stock option grants during fiscal year 2002.

OTHER BENEFITS

Except for Ms. Tatlock, executive officers also participate in a combined Profit Sharing/401(k) Plan and are entitled to receive medical, life and disability insurance coverage and other corporate benefits available to most employees of the Company. Contributions to the Company's Profit Sharing Plan are determined by the Board, which takes into consideration the profitability of the Company. As stated above, the Compensation Committee decided not to make a contribution to the Company's Profit Sharing Plan for fiscal year 2002.

COMPENSATION TAX CONSIDERATIONS

Section 162(m), which limits the deductibility by the Company of certain executive compensation for federal income tax purposes, applied for the first time to the Company in the fiscal year ended September 30, 1995. The Amended 1998 Stock Plan is drafted to comply with Section 162(m) and the options granted thereunder are qualified performance-based incentive stock awards intended to be deductible within the limitations of Section 162(m). Failure to comply with the requirements of Section 162(m) may limit the Company's ability to take tax deductions for compensation paid to each Named Executive Officer in excess of $1.0 million. While the Company will endeavor to comply with Section 162(m) in the future to take advantage of potential tax benefits, the Company may make awards that do not comply with Section 162(m) if it believes that the awards were commensurate with the performance of the covered employees and were necessary and appropriate to meet competitive requirements.

                             RESPECTFULLY SUBMITTED:

                             COMPENSATION COMMITTEE
                             LOUIS E. WOODWORTH, CHAIRMAN
                             JAMES A. MCCARTHY
                             PETER M. SACERDOTE

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee are set forth in the preceding section. No member of the Compensation Committee was an officer or employee of the Company or any of its subsidiaries during fiscal year 2002. None of the executive officers of the Company has served on the board of directors or on the compensation committee of any other entity that has or had executive officers serving as a member of the Board of Directors or Compensation Committee of the Company.

                                       15
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

                          REPORT OF THE AUDIT COMMITTEE

NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF FRANKLIN'S PREVIOUS OR FUTURE FILINGS UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 THAT MIGHT INCORPORATE FUTURE FILINGS MADE BY FRANKLIN UNDER THOSE STATUTES, THE FOLLOWING REPORT SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY PRIOR FILINGS NOR FUTURE FILINGS MADE BY FRANKLIN UNDER THOSE STATUTES.

MEMBERSHIP AND ROLE OF THE AUDIT COMMITTEE

The Audit Committee consists of Louis E. Woodworth,  James A. McCarthy and Harry
O. Kline. Each of the members of the Audit Committee is independent as defined under the NYSE rules. The Board of Directors has adopted and the Audit Committee operates under a written charter, which was published in the proxy statement for the Company's Annual Meeting held on January 25, 2000.

The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility to oversee the Company's financial reporting activities. The committee meets with the Company's independent accountants and reviews the scope of their audit, report and recommendations. The Audit Committee also recommends to the Board of Directors the selection of the Company's independent accountants.

On July 30, 2002, the Sarbanes-Oxley Act of 2002 (the "Act") was signed into law. At various Audit Committee meetings thereafter, the committee met with representatives of management, internal legal counsel and our independent auditors. During those meetings, we furthered our understanding of the provisions of the Act. We also reviewed processes that already are in place as well as those that will be implemented to comply with the requirements of the Act as they become effective.

REVIEW OF THE COMPANY'S AUDITED FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2002

The Audit Committee has reviewed and discussed the audited financial statements of Franklin for the fiscal year ended September 30, 2002 with Franklin's management. The Audit Committee has discussed with PricewaterhouseCoopers LLP ("PwC"), Franklin's independent accountants, the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Audit Committee has also received the written disclosures and the letter from PwC required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Audit Committee has discussed the independence of PwC with that firm.

AUDIT FEES. The aggregate fees billed by PwC and its respective affiliates for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended September 30, 2002 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were approximately $1.6 million.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. There were no fees billed by PwC for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended September 30, 2002.

ALL OTHER FEES. The aggregate fees billed by PwC for services rendered to the Company, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees," for the fiscal year ended September 30, 2002 were approximately $3.1 million.

                                       16
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

The Audit Committee has considered and determined that the provision of non-audit services is compatible with maintaining the principal auditors' independence.

Based on the Audit Committee's review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2002 for filing with the SEC.

                             RESPECTFULLY SUBMITTED:

                             AUDIT COMMITTEE
                             LOUIS E. WOODWORTH, CHAIRMAN
                             HARRY O. KLINE
                             JAMES A. MCCARTHY

                                       17
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

                      EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information as of September 30, 2002 with respect to the shares of the Company's Common Stock that may be issued under the Company's existing compensation plans that have been approved by security holders and plans that have not been approved by security holders.


                                                                                                NUMBER OF SECURITIES
                                                                                               REMAINING AVAILABLE FOR
                                   NUMBER OF SECURITIES           WEIGHTED-AVERAGE              FUTURE ISSUANCE UNDER
                                  TO BE ISSUED UPON EXERCISE      EXERCISE PRICE OF           EQUITY COMPENSATION PLANS
                                  OF OUTSTANDING OPTIONS,        OUTSTANDING OPTIONS,           (EXCLUDING SECURITIES
                                    WARRANTS AND RIGHTS          WARRANTS AND RIGHTS          REFLECTED IN COLUMN (a))
PLAN CATEGORY                              (#)(a)                       ($)(b)                         (#)(c)
-------------------------         -------------------------    -------------------------    ------------------------------

EQUITY COMPENSATION  PLANS
APPROVED BY SECURITY HOLDERS (1)      11,678,702 (2)                    $ 37.00                        7,271,783 (3)

EQUITY COMPENSATION PLANS
NOT APPROVED BY SECURITY HOLDERS               0                              0                                0
-------------------------         -------------------------    -------------------------    ------------------------------
Total                                 11,678,702                        $ 37.00                        7,271,783

(1) Consists of the Amended and Restated 1998 Universal Stock Incentive Plan and the 1998 Employee Stock Investment Plan (the "Purchase Plan").

(2) Excludes options to purchase accruing under the Purchase Plan. Due to a stock split which became effective January 15, 1998, the shareholder approved reserve increased from 2,000,000 shares to 4,000,000 shares. Under the Purchase Plan each eligible employee is granted a separate option to purchase up to 22,500 shares of Common Stock per annum at semi-accrual periods on January 31 and July 31 at a purchase price per share equal to 90% of the fair market value of the Common Stock on the enrollment date or the exercise date, whichever is lower.

(3) Includes shares available for future issuance under the Purchase Plan. As of September 30, 2002, 2,514,331 of shares of Common Stock were available for issuance under the Purchase Plan.

(4) The table includes information for equity compensation plans assumed by the Company in connection with acquisitions of the companies, which originally established those plans.


                                       18
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

                                PERFORMANCE GRAPH

The following performance graph compares the performance of an investment in Franklin's common stock for the last five (5) fiscal years to that of the Standard & Poor's 500 Composite Stock Price Index (the "S&P 500 Index"), an index to which the Company was added in April 1998, and to the Standard & Poor's Financial Index (the "S&P Financial Index"). The S&P 500 consists of 500 stocks chosen for market size, liquidity, and industry group representation. It is a market-value weighted index (stock price times number of shares outstanding), with each stock's weight in the index proportionate to its market value. The S&P 500 is one of the most widely used benchmarks of U.S. equity performance. The S&P Financial is a capitalization-weighted index of the stocks of approximately 70 companies that are in the S&P 500 and whose primary business is in a sub-sector of the financial industry. It is designed to measure the performance of the financial sector of the S&P 500. The graph assumes that the value of the investment in the Company's common stock and each index was $100 on September 30, 1997 and that all dividends were reinvested.


                                                       COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                                                                     (Graph Appears Here)


             Sep        Oct       Nov       Dec         Jan       Feb        Mar       Apr        May       Jun      Jul        Aug
FY97
Franklin
Resources: $100.00     96.51      96.51     93.47       96.36    109.66     115.14    115.68     105.19    116.33    93.84     69.47
S&P 500:   $100.00     96.66     101.13    102.87      104.01    111.50     117.21    118.39     116.36    121.08   119.79    102.49
Fin. Index $100.00     97.75     101.51    106.44      103.25    112.81     119.10    120.87     117.84    122.62   122.47     94.12

FY98
Franklin
Resources:   64.46     81.59      92.24     69.15       72.39     68.75      60.89     86.60      94.17     88.08    82.66     77.92
S&P 500:    109.06    117.92     125.07    132.27      137.80    133.52     138.86    144.24     140.84    148.65   144.01    143.30
Fin. Index   95.85    107.26     114.47    116.63      118.92    120.37     124.76    133.04     125.52    130.51   122.22    116.47

FY99
Franklin
Resources:   66.38     76.02      68.28     69.77       77.66     59.16      72.90     70.31      65.40     66.35    78.36     83.01
S&P 500:    139.37    148.19     151.20    160.10      152.06    149.18     163.77    158.84     155.58    159.42   156.93    166.67
Fin. Index  110.23    128.42     121.99    119.35      115.40    102.73     121.54    117.51     125.15    117.44   129.40    141.52

FY00
Franklin
Resources:   97.18     93.70      79.20     83.48      102.45     91.46      85.84     95.80      97.67    100.45    94.82     90.18
S&P 500:    157.87    157.21     144.82    145.54      150.70    136.96     128.29    138.25     139.18    135.79   134.46    126.05
Fin. Index  144.79    143.97     135.20    147.31      146.68    136.83     132.58    137.32     142.58    142.41   139.91    131.18

FY01
Franklin
Resources:   76.20     70.68      78.72     77.82       82.63     90.15      92.65     92.60      96.20     94.24    76.01     77.49
S&P 500:    115.87    118.08     127.14    128.25      126.38    123.94     128.60    120.81     119.92    111.39   102.71    103.38
Fin. Index  123.26    120.77     129.19    131.79      129.45    127.39     135.70    131.89     131.46    124.99   114.89    117.02

FY02
Franklin
Resources    68.86
S&P 500      92.15
Fin. Index  103.14



                                       19
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

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Prior to the time that Franklin acquired substantially all of the assets of Templeton, Galbraith & Hansberger Ltd. ("Templeton") in 1992, Templeton loaned Mr. Martin L. Flanagan monies secured by a deed of trust on Mr. Flanagan's then residence in Nassau, Bahamas. Such loan is still outstanding to a subsidiary of the Company and bears interest at the annual rate of 5.98%. The largest aggregate amount outstanding during fiscal year 2002 was $380,778. As of December 3, 2002, $352,115 was outstanding under the loan.

In June 1995, prior to the time that Mr. Kenneth A. Lewis became an executive officer of Franklin, in connection with his relocation from Florida to California, Franklin made a loan to Mr. Lewis, secured by a deed of trust on his residence. The largest amount outstanding on the loan, which bears interest at the annual rate of 5%, during fiscal year 2002 was $465,290 and as of December 3, 2002, $453,053 was outstanding.

In October 1997, prior to the time that Mr. Charles R. Sims became an executive officer of Franklin, in connection with his relocation from Canada to California, Franklin made a loan to Mr. Sims, which is secured by a deed of trust on his residence and bears interest at the annual rate of 5%. The largest amount outstanding on the loan during fiscal year 2002 was $610,052 and as of December 3, 2002, $596,431 was outstanding.

In May 2000, Franklin provided Mr. Allen J. Gula, Jr., formerly an executive officer of Franklin, with a line of credit for up to $2,000,000 in connection with his relocation from Ohio to California. The line of credit was secured by a deed of trust on Mr. Gula's personal residence. Mr. Gula was entitled to draw against the line of credit over a two year period with monthly interest only payments during such period, and after two (2) years from the anniversary date of the loan, the outstanding balance of the line of credit became a 28 year fully amortized loan (collectively, the "Loan"). Any outstanding balance on the Loan bore interest at the annual rate of 6%. The largest amount outstanding on the Loan during fiscal year 2002 was $1,894,000 and as of December 3, 2002, the loan was paid off in full and there was no outstanding balance due on the loan. The total amount of $500,000 of the Loan was forgivable by the Company (contingent upon Mr. Gula's continued employment) in equal installments of $100,000 over a five (5) year period, commencing May 1, 2001, of which an aggregate amount of $200,000 was forgiven in increments of $100,000 on May 1, 2001 and May 1, 2002.

In February 2000, Mr. Murray L. Simpson became an executive officer and general counsel of Franklin, and in connection with his relocation from Hong Kong to California during fiscal year 2001, Franklin made a loan in the amount of $2,000,000 to Mr. Simpson. The loan is secured by a deed of trust on his personal residence, which bears interest at the annual rate of 5.57%, and is payable over 30 years. The largest amount outstanding on the loan during fiscal year 2002 was $1,997,842 and as of December 3, 2002, $1,966,559 was outstanding.

In accordance with the recently enacted Sarbanes-Oxley Act of 2002, the Company in the future will not enter into any similar such loan transactions with its executive officers or directors.

The Company also makes purchases of the Company's common stock from employees and executive officers on the same terms and conditions to pay taxes due in connection with the vesting of restricted stock awards and matching grants, which the Company provides under the Employee Stock Incentive Plan ("ESIP"), each purchase of which is ratified by the Company's Board of Directors. On October 1, 2002 and in connection with the vesting of certain restricted stock awards, the Company purchased 2,871 shares from Mr. Flanagan and 2,366 shares from Mr. Simpson (each an executive officer of the Company) at the price of

                                       20
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
$31.08 per share. The price per share paid by the Company for each purchase represents the price at which the stock vested, which is the average of the high and low price of the Company's stock on the NYSE on that date.

On July 8, 2002 and in connection with Mr. Allen J. Gula, Jr.'s resignation as an executive officer of Franklin, Mr. Gula and Franklin entered into a Settlement Agreement and Release of All Claims. Under the settlement agreement,
(i) Mr. Gula resigned as an officer of Franklin (effective July 16, 2002); (ii) Franklin agreed to pay Mr. Gula at an annual pay rate of $750,000 per annum (which includes salary and housing allowance) from June 1, 2002 through May 2004; (iii) Franklin agreed to accelerate, effective July 2002, the vesting of 10,574 shares of restricted stock previously granted to Mr. Gula; (iv) Franklin agreed to provide Mr. Gula with certain specified benefits and insurance coverage through May 2004, but is not required to pay him a bonus; (v) Franklin agreed to cause options held by Mr. Gula for 16,666 shares, which would have otherwise terminated, to vest in May, 2004; (vi) Franklin amended Mr. Gula's promissory note in the original principal sum of $1,900,000 (in favor of Franklin) to provide for a new maturity date of May 31, 2004 and cancelled Franklin's obligation to forgive the remaining forgivable portion of the Loan (which as referenced above has been paid off); (vii) Franklin purchased the residential lot owned by Mr. Gula for $1,014,000 on or about July, 2002, and caused the net proceeds to be paid to Franklin as a credit in order to reduce the principal balance of such note; (viii) Franklin agreed to provide secretarial services to Mr. Gula for a limited time; and (ix) Franklin paid Mr. Gula a one time payment of $742,000 effective July 16, 2002, which represents the present value of payments which would have been made under a Supplemental Executive Retirement Plan.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires officers, directors and persons who own more than 10% of Franklin's common stock (the "Reporting Persons") to file reports of ownership and changes in ownership with the SEC. During the fiscal year ended September 30, 2002, Mr. Gula, formerly President, Member - Office of the President and Chief Information Officer, inadvertently filed one late report on Form 4, which covered one transaction involving the exercise of options representing 16,667 shares. In addition, Mr. Woodworth, a director of the Company, inadvertently filed one late report on Form 4, which covered one transaction with a net decrease of 5,000 shares. During the last year, it was determined that Mr. Woodworth was required to report the amounts of director fees, which the Company allowed Mr. Woodworth to defer in prior years and that were treated as hypothetical investments in the Company's common stock. In connection with reporting these director fees, Mr. Woodworth filed six late reports on Form 5 which covered 36 transactions with a net increase of approximately 13,731 shares. All information about the payments to directors, including the deferred directors fees to Mr. Woodworth, have been previously disclosed in the Company's prior years' proxy statements. Based solely on review of copies of such forms received or written representations from the Reporting Persons, the Company believes that with respect to the fiscal year ended September 30, 2002, all other Reporting Persons complied with applicable filing requirements.


                                       21
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
                                   PROPOSAL 2:
           RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors has appointed PricewaterhouseCoopers LLP as independent accountants to audit the books and accounts of Franklin for its current fiscal year ending September 30, 2003. PricewaterhouseCoopers LLP has no direct or indirect financial interest in Franklin. During the fiscal year ended September 30, 2002, PricewaterhouseCoopers LLP rendered opinions on the financial statements of Franklin and its subsidiaries, as well as the open-end and closed-end investment companies managed and advised by the Company's subsidiaries. In addition, PricewaterhouseCoopers LLP provides the Company with tax consulting and compliance services and accounting and financial reporting advice on transactions and regulatory filings. The Board of Directors recommends ratification of the appointment. The proxy holders intend to vote to ratify and approve PricewaterhouseCoopers LLP as the Company's independent accountants. The voting requirements for this proposal are described above under "Voting Information." We do not expect that a representative of the accountants will be present at the Annual Meeting.


                                   PROPOSAL 3:
                         APPROVAL OF THE ADOPTION OF THE
                       2002 UNIVERSAL STOCK INCENTIVE PLAN

Franklin's stockholders are being asked to approve the 2002 Universal Stock Incentive Plan (the "2002 Stock Plan"), which is an amendment and restatement of the Company's Amended and Restated 1998 Universal Stock Incentive Plan (the "Amended 1998 Stock Plan"). The purpose of the amendment is to (i) increase the number of shares authorized under the Amended 1998 Stock Plan by an additional 10,000,000 shares from 20,000,000 to 30,000,000 shares, (ii) increase the maximum number of shares authorized for issuance to individual participants during any one calendar year period (relating to Options and Stock Appreciation Awards) from 250,000 to 400,000 shares, (iii) permit directors, including without limitation non-employee directors of the Company and its subsidiaries to, as participants under the Plan, be entitled to receive awards, including stock options, and (iv) make other technical amendments. The original 1998 Universal Stock Incentive Plan (the "1998 Stock Plan") was adopted by the Board of Directors on October 17, 1998 and approved by the stockholders in January 1999. The Amended 1998 Stock Plan was adopted by the Board on October 28, 2000 and approved by the stockholders on January 2001. Under the existing Amended 1998 Stock Plan, nearly all of the shares available for issuance have been used. As of December 3, 2002, approximately 500,000 shares remained available for grant under the Amended 1998 Stock Plan.

The Board of Directors approved the 2002 Stock Plan on October 10, 2002. Ratification and approval of the 2002 Stock Plan requires the affirmative vote of a majority of the holders of the outstanding shares of common stock voting on the proposal. It is the intention of the persons named as proxy holders to vote to approve the adoption of the 2002 Stock Plan. If stockholder approval is not received, the 2002 Stock Plan will be terminated.

GENERAL DESCRIPTION OF THE 2002 STOCK PLAN

The following summary describes the material features of the proposed 2002 Stock Plan, but is not intended to be complete and is qualified in its entirety by reference to the 2002 Stock Plan, a copy of which is attached as Exhibit "A." The locations of proposed deletions are indicated by carets "^" and proposed additions are indicated as bracketed. Capitalized terms not otherwise defined are used as set forth in the 2002 Stock Plan.

PURPOSE. The 2002 Stock Plan is intended to (i) attract and retain persons eligible to participate in the plan; (ii) motivate employees, by means of appropriate incentives, to achieve long-range performance goals; (iii) provide incentive compensation opportunities that are competitive with those of


                                       22
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

other similar companies; and (iv) further identify employees' interests with those of Franklin's other stockholders through compensation that is based on Franklin's common stock.

ADMINISTRATION OF 2002 STOCK PLAN. The Compensation Committee, as the administrator of the 2002 Stock Plan, determines and approves the grant of options and restricted stock awards to employees. The Compensation Committee will, with regard to each stock option, determine the number of shares subject to the option, the manner and time of the option's exercise (but in no event later than ten years from the date of grant) and vesting, and the exercise price per share of stock subject to the option. The exercise price for options granted to any employee who owns less than 10% of the voting stock of the Company will not be less than 100% of the fair market value per share on the date the stock option is granted. The closing price on the NYSE of Franklin common stock on December 3, 2002 was $36.99.

SHARES AUTHORIZED. The 2002 Stock Plan authorizes the increase in the number of shares reserved for issuance from 20,000,000 shares to 30,000,000 shares of Common Stock.

ELIGIBILITY AND PARTICIPATION. As of December 3, 2002, approximately 6,700 employees were eligible to participate in the 2002 Stock Plan. Under the terms of the plan, any key executive or other employee of Franklin or any of its subsidiaries is eligible to participate.

TRANSFERABILITY. An employee's rights under the 2002 Stock Plan may not be assigned, transferred, pledged or otherwise disposed of, except by will or the laws of descent and distribution.

AMENDMENT AND TERMINATION. The Board of Directors of Franklin may at any time terminate or amend the 2002 Stock Plan. However, no such termination may affect options previously granted, nor may an amendment make any change in any option previously granted which adversely affects the rights of any participant. In addition, to the extent necessary to comply with securities and tax laws, Franklin will obtain stockholder approval of such termination or such amendments. A participant's rights under the 2002 Stock Plan terminate upon termination of such participant's employment.

FEDERAL INCOME TAX CONSEQUENCES. The following discussion summarizes certain tax considerations for participants and certain tax effects to Franklin. The statements in the following paragraphs of the principal U.S. federal income tax consequences of benefits under the 2002 Stock Plan are based on statutory authority and judicial and administrative interpretations, as of the date of this Proxy Statement, which are subject to change at any time (possibly with retroactive effect). The law is technical and complex, and the discussion below represents only a general summary.

INCENTIVE STOCK OPTIONS. Incentive stock options ("ISO") granted under the 2002 Stock Plan are intended to meet the definitional requirements of Section 422(b) of the Code for "incentive stock options." An employee who receives an ISO does not recognize any taxable income upon the grant of such ISO. Similarly, the exercise of an ISO generally does not give rise to federal income tax to the employee, provided that (i) the federal "alternative minimum tax," which depends on the employee's particular tax situation, does not apply and (ii) the employee is employed by Franklin from the date of the grant of the option until three months prior to the exercise thereof, except where such employment terminates by reason of disability (where the three month period is extended to six months) or death (where this requirement does not apply). If any employee exercises an ISO after the requisite periods referred to in clause (ii) above, the ISO will be treated as an NSO (as defined below) and will be subject to the rules set forth below under the caption "Non-Qualified Stock Options and Stock Appreciation Rights."

Further, if after exercising an ISO, an employee disposes of the Common Stock so acquired more than two years from the date of grant and more than one year from the date of transfer of the Common Stock pursuant to the exercise of such


                                       23
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

ISO (the "applicable holding period"), the employee will generally recognize capital gain or loss equal to the difference, if any, between the amount received for the shares and the exercise price. If, however, any employee does not hold the shares so acquired for the applicable holding period, thereby making a "disqualifying disposition", the employee would recognize ordinary income equal to the excess of the fair market value of the shares at the time the ISO was exercised over the exercise price and the balance, if any, would generally be treated as capital gain. If the disqualifying disposition is a sale or exchange that would permit a loss to be recognized under the Code (were a loss in fact to be realized), and the sales proceeds are less than the fair market value of the shares on the date of exercise, the employee's ordinary income would be limited to the gain (if any) realized on the sale.

An employee who exercises an ISO by delivering Common Stock previously acquired pursuant to the exercise of another ISO is treated as making a "disqualifying disposition" of such Common Stock if such shares are delivered before the expiration of their applicable holding period. Upon the exercise of an ISO with previously-acquired shares as to which no disqualifying disposition occurs, despite some uncertainty, it appears that the employee would not recognize gain or loss with respect to such previously-acquired shares. Franklin will not be allowed a federal income tax deduction upon the grant or exercise of an ISO or the disposition, after the applicable holding period, of the Common Stock acquired upon exercise of an ISO. In the event of a disqualifying disposition, Franklin generally will be entitled to a deduction in an amount equal to the ordinary income included by the employee, provided that such amount constitutes an ordinary and necessary business expense to Franklin and is reasonable and the limitations of Section 162(m) of the Code (discussed below) do not apply.

NON-QUALIFIED STOCK OPTIONS AND STOCK APPRECIATION RIGHTS. Non-qualified stock options ("NSO") granted under the 2002 Stock Plan are options that do not qualify as ISOs. An employee who receives an NSO or Stock Appreciation Right ("SAR") will not recognize any taxable income upon the grant of such NSO or SAR. However, the employee generally will recognize ordinary income upon exercise of an NSO in an amount equal to the excess of the fair market value of the shares of Common Stock at the time of exercise over the exercise price. Similarly, upon the receipt of cash or shares pursuant to the exercise of an SAR, the individual generally will recognize ordinary income in an amount equal to the sum of the cash and the fair market value of the shares received.

Under certain circumstances, the timing of income recognition may be deferred for any individual who is an executive officer or director of Franklin or a beneficial owner of more than ten percent (10%) of any class of equity securities of Franklin. The ordinary income recognized with respect to the receipt of shares or cash upon exercise of an NSO or an SAR (whether or not deferred) will be subject to both wage withholding and other employment taxes.

In addition to the customary methods of satisfying the withholding tax liabilities that arise upon the exercise of an SAR for shares or upon the exercise of an NSO, Franklin may satisfy the liability in whole or in part by withholding shares of Common Stock from those that otherwise would be issuable to the individual or by the employee tendering other shares owned by him or her, valued at their fair market value as of the date that the tax withholding obligation arises. A federal income tax deduction generally will be allowed to Franklin in an amount equal to the ordinary income included by the individual with respect to the exercise of his or her NSO or SAR, provided that such amount constitutes an ordinary and necessary business expense to Franklin and is reasonable and the limitations of Section 162(m) of the Code do not apply. If an individual exercises an NSO by delivering shares of Common Stock, other than shares previously acquired pursuant to the exercise of an ISO which is treated as a "disqualifying disposition" as described above, the individual will not recognize gain or loss with respect to the exchange

                                       24
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

of such shares, even if their then fair market value is different from the individual's tax basis. The individual, however, will be taxed as described above with respect to the exercise of the NSO as if he or she had paid the exercise price in cash, and the Company likewise generally will be entitled to an equivalent tax deduction.

RESTRICTED STOCK AWARDS. Restricted Stock Awards granted by Franklin fall within the Code's guidelines for awards that are restricted as to transferability or subject to a substantial risk of forfeiture, absent a written election pursuant to Section 83(b) of the Code filed with the Internal Revenue Service within 30 days after the date of transfer of such shares pursuant to the award (a "Section 83(b) election"), an individual will recognize ordinary income at the earlier of the time at which (i) the shares become transferable or (ii) the restrictions that impose a substantial risk of forfeiture of such shares lapse, in an amount equal to the excess of the fair market value (on such date) of such shares over the price paid for the award, if any. If a Section 83(b) election is made, the individual will recognize ordinary income, as of the transfer date, in an amount equal to the excess of the fair market value of the Common Stock as of that date over the price paid for such award, if any. The ordinary income recognized with respect to the receipt of cash, shares of Common Stock or other property under the 2002 Stock Plan will be subject to both wage withholding and other employment taxes. Franklin generally will be allowed a deduction for federal income tax purposes in an amount equal to the ordinary income recognized by the employee, provided that such amount constitutes an ordinary and necessary business expense and is reasonable and the limitations of Section 162(m) of the Code do not apply.

DIVIDENDS AND DIVIDEND EQUIVALENTS. To the extent benefits under the 2002 Stock Plan earn dividends or dividend equivalents, whether paid currently or credited to an account established under the 2002 Stock Plan, an individual generally will recognize ordinary income with respect to such dividends or dividend equivalents.

CERTAIN LIMITATIONS ON DEDUCTIBILITY OF EXECUTIVE COMPENSATION. With certain exceptions, Section 162(m) of the Code denies a deduction to publicly held corporations for compensation paid to the Named Executive Officers in excess of $1 million per executive per taxable year (including any deduction with respect to the exercise of an NSO or SAR or the disqualifying disposition of stock purchased pursuant to an ISO). One such exception applies to certain performance-based compensation provided that such compensation has been approved by stockholders in a separate vote and certain other requirements are met. If approved by its stockholders, Franklin believes that future grants under the 2002 Stock Plan should qualify for the performance-based compensation exception to Section 162(m) of the Code.

                              STOCKHOLDER PROPOSALS

If a stockholder intends to present any proposal in accordance with Rule 14a-8 under the Securities Exchange Act of 1934 for consideration at Franklin's next Annual Meeting in 2004, the proposal must be received by the Secretary of the Company by August 25, 2003. Such proposal must also meet the other requirements of the rules of the Securities and Exchange Commission relating to stockholders' proposals.

If a stockholder submits a proposal outside of Rule 14a-8 for Franklin's next Annual Meeting in 2004 and if such proposal is not received by November 8, 2003, then Franklin's proxy may confer discretionary authority on persons being appointed as proxies on behalf of Franklin to vote on such proposal.

All proposals should be address to: Leslie M. Kratter, Secretary, Franklin Resources, Inc., One Franklin Parkway, Building 920, San Mateo, CA 94403.


                                       25
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
                                THE ANNUAL REPORT

Franklin's Annual Report for the fiscal year ended September 30, 2002, including financial statements, has been sent, or is being sent together with this Proxy Statement, and is available for viewing on the Internet, to all stockholders as of the record date. We are legally required to send you this information to help you decide how to vote your proxy. Please read it carefully. However, the financial statements and the Annual Report do not legally form any part of this proxy soliciting material.



                                       26
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
                                   EXHIBIT "A"
                                   -----------

                            FRANKLIN RESOURCES, INC.
                     ^[2002] UNIVERSAL STOCK INCENTIVE PLAN


1.   GENERAL
     -------

     1.1 PURPOSE. The Franklin Resources, Inc. ^[2002] Universal Stock Incentive Plan (the "^[2002 Stock] Plan") has been established by Franklin Resources, Inc., a Delaware corporation (the "Company") to (i) attract and retain persons eligible to participate in the ^[2002 Stock] Plan; (ii) motivate employees, by means of appropriate incentives, to achieve long-range performance goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further identify employees' interests with those of the Company's other stockholders through compensation that is based on the Company's common stock; and thereby promote the long-term financial interest of the Company and the Subsidiaries.

     1.2 PARTICIPATION. Subject to the terms and conditions of the ^[2002 Stock] Plan, the Committee shall determine and designate, from time to time, from among the Participants, those persons who will be granted one or more Awards under the ^[2002 Stock] Plan. In the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the ^[2002 Stock] Plan, and more than one Award may be granted to a Participant. Awards may be granted as alternatives to or replacement of awards outstanding under the ^[2002 Stock] Plan, or any other plan or arrangement of the Company or a Subsidiary (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Subsidiary).

     1.3 OPERATION, ADMINISTRATION, AND DEFINITIONS. The operation and administration of the ^[2002 Stock] Plan, including the Awards made under the ^[2002 Stock] Plan, shall be subject to the provisions of Section 4 (relating to operation and administration). Capitalized terms in the ^[2002 Stock] Plan shall be defined as set forth in the ^[2002 Stock] Plan (including the definition provisions of Section 8 of the ^[2002 Stock] Plan).

     1.4 STOCK SUBJECT TO ^[2002 STOCK] PLAN; SHARE COUNTING. Subject to the provisions of this Section 1.4 and Section 6.1 of the ^[2002 Stock] Plan, the maximum aggregate number of shares which may be delivered pursuant to [Awards, including without limitation,] Options [and SARs] granted under the [2002 Stock Plan, is] ^[30,000,000]. The shares may be authorized, but unissued, or reacquired Common Stock.

          (a) To the extent any Shares covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, or the Shares are not delivered because the Award is settled in cash, such Shares shall not be deemed to have been delivered for purposes of determining the maximum number of Shares available for delivery pursuant to Awards granted under the ^[2002 Stock] Plan.

          (b) If the exercise price of any Option granted under the [2002 Stock] Plan is satisfied by tendering Shares to the Company (by either actual delivery or by attestation), only the number of Shares issued net of the Shares tendered shall be deemed delivered for purposes of determining the maximum number of Shares available for delivery pursuant to Awards (other than Options) granted under the [2002 Stock] Plan.

          (c) Subject to adjustment under Section 6.1, (i) the maximum number of shares that may be granted to any one individual pursuant to Section 2 (relating to Options and SARs) shall be ^[400,000]

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

     Shares during any one-calendar-year period and (ii) the maximum number of Shares that may be granted to any one individual subject to Section 3 (relating to Stock Unit Awards, Restricted Stock Awards, Restricted Stock Unit Awards and Performance Share Awards) shall be 1,000,000 Shares during any one-calendar-year period (regardless of when such Shares are deliverable).

2.   OPTIONS AND SARS
     ----------------

     2.1 Options.

          (a) An Option is a grant of rights to purchase Shares at an Exercise Price established by the Committee. Options granted under this Section 2 may be either Incentive Stock Options ("ISO") or Nonstatutory Stock Options ("NSO"), as determined in the discretion of the Committee.

          (b) Each Option shall be designated in the written option agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be automatically treated as Nonstatutory Stock Options. For purposes of this paragraph 2.1(b), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the original date the Option with respect to such Shares is granted.

          (c) The term of each Option shall be the term stated in the Option Agreement; provided, however, that in the case of any Incentive Stock Option, the term shall be no more than ten (10) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement. However, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

          (d) The date of grant of an Option shall, for all purposes, be the date on which the Committee makes the determination granting such Option, or such other date as is determined by the Board. Notice of the determination shall be given to each Participant to whom an Option is so granted within a reasonable time after the date of such grant.

     2.2 STOCK APPRECIATION RIGHTS. A "Stock Appreciation Right" ("SAR") is a grant of rights to receive, in cash or Stock (as determined by the Committee), value equal to (or otherwise based on) the excess of: (a) the Fair Market Value of a specified number of Shares at the time of exercise; over (b) an Exercise Price established by the Committee.

     2.3 EXERCISE PRICE. The Exercise Price of each Option and SAR shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option or SAR is granted; provided that:

          (a) In the case of an ISO,

               (i) granted to an employee who, at the time of the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the

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
          Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

               (ii) granted to any employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

     2.4 TIME AND MANNER OF EXERCISE. Options and SARs shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee; subject to the following terms regarding Options:

          (a) TERMINATION OF EMPLOYMENT. In the event of termination of an Optionee's Continuous Status as an employee with the Company, such Optionee may, but only within ninety (90) days after the date of such termination (or such other period as is set out by the Committee in the Option Agreement, but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise the Option to the extent that Optionee was entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of such termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

          (b) DISABILITY OF OPTIONEE. Notwithstanding the provisions of paragraph 2.4(a) above, in the event of termination of an Optionee's Continuous Status as an employee as a result of disability (as determined by the Board in accordance with the policies of the Company), Optionee may, but only within six (6) months from the date of such termination (or such other period as is set out by the Committee in the Option Agreement, but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise the Option to the extent otherwise entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

          (c) DEATH OF OPTIONEE. In the event of the death of an Optionee, the Option may be exercised, at any time within twelve (12) months following the date of death (or such other period as is set out by the Committee in the Option Agreement, but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee was entitled to exercise the Option at the date of death. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

     2.5 PAYMENT OF EXERCISE PRICE. Payment of the Exercise Price of an Option shall be subject to the following:

          (a) The full Exercise Price for Shares purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in paragraph 2.5(b), payment may be made as soon as practicable after the exercise).

          (b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Committee (and, in the case of an Incentive Stock Option, shall be determined at the time of grant) and may consist entirely of (i) cash, (ii) check, (iii) other

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

     Shares (by delivery of certificates or attestation) which (x) either have been owned by the Optionee for more than six months on the date of surrender or were not acquired, directly or indirectly, from the Company, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (iv) delivery of authorization for the Company to retain from the total number of Shares as to which the Option is exercised that number of Shares having a Fair Market Value on the date of exercise equal to the exercise price for the total number of Shares as to which the Option is exercised, (v) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds required to pay the exercise price, (vi) irrevocably authorizing a third party to sell Shares (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise,
     (vii) any combination of the foregoing methods of payment, (viii) or such other consideration and method of payment for the issuance of Shares to the extent permitted under Applicable Laws.

     2.6 SETTLEMENT OF AWARD. Shares delivered pursuant to the exercise of an Option or SAR shall be subject to such conditions, restrictions and contingencies as the Committee may establish in the applicable Award Agreement at the time of grant. Settlement of SARs may be made in Shares (valued at their Fair Market Value at the time of exercise), in cash, or in a combination thereof, as determined in the discretion of the Committee. The Committee, in its discretion, may impose such conditions, restrictions and contingencies with respect to Shares acquired pursuant to the exercise of an Option or an SAR as the Committee determines to be desirable.

3.   OTHER STOCK AWARDS
     ------------------

     3.1 DEFINITIONS.

          (a) A "Stock Unit" Award is the grant of a right to receive Shares in the future.

          (b) A "Performance Share" Award is a grant of a right to receive Shares or Stock Units which is contingent on the achievement of performance or other objectives during a specified period.

          (c) A "Restricted Stock" Award is a grant of Shares, and a "Restricted Stock Unit" Award is the grant of a right to receive Shares in the future, with such Shares or right to future delivery of such Shares subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives, as determined by the Committee.

     3.2 RESTRICTIONS ON STOCK AWARDS. Each Stock Unit Award, Restricted Stock Award, Restricted Stock Unit Award and Performance Share Award shall be subject to the following:

          (a) Any such Award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine.

          (b) The Committee may designate whether any such Award being granted to any Participant are intended to be "performance-based compensation" as that term is used in Section 162(m) of the Code. Any such Awards designated as intended to be "performance-based compensation" shall be conditioned on the achievement of one or more Performance Measures. The Performance Measures that may be used by the Committee for such Awards shall be based on any one or more of the criteria attached hereto on

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

     Attachment I, as selected by the Committee. For Awards intended to be "performance-based compensation," the grant of the Awards and the establishment of the Performance Measures shall be made during the period required under Section 162(m) of the Code and shall be subject to the individual share limit set out in Section 1.4(c) above.

4.   OPERATION AND ADMINISTRATION
     ----------------------------

     4.1 EFFECTIVE DATE. Subject to the approval of the stockholders of the Company at the Company's ^ annual meeting of its ^[stockholders to be held on January 30, 2003, the 2002 Stock] Plan shall be effective as of October ^[10], ^[2002] (the "Effective Date"); provided, however, that to the extent that Awards are granted under the ^[2002 Stock] Plan prior to its approval by stockholders, the Awards shall be contingent on approval of the ^[2002 Stock] Plan by the stockholders of the Company at such annual meeting. The ^[2002 Stock] Plan shall be unlimited in duration and, in the event of ^[2002 Stock] Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that, to the extent required by the Code, no ISO may be granted under the ^[2002 Stock] Plan on a date that is more than ten years from the date the ^[2002 Stock] Plan is adopted or, if earlier, the date the ^[2002 Stock] Plan is approved by stockholders.

     4.2 GENERAL RESTRICTIONS. Delivery of Shares or other amounts under the ^[2002 Stock] Plan shall be subject to the following:

          (a) Notwithstanding any other provision of the ^[2002 Stock] Plan, the Company shall have no liability to deliver any Shares under the ^[2002 Stock] Plan or make any other distribution of benefits under the ^[2002 Stock] Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

          (b) To the extent that the ^[2002 Stock] Plan provides for issuance of stock certificates to reflect the issuance of Shares, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

     4.3 TAX WITHHOLDING. All distributions under the ^[2002 Stock] Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the ^[2002 Stock] Plan on satisfaction of the applicable withholding obligations. The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the Participant, through the surrender of Shares which the Participant already owns, or through the surrender of Shares to which the Participant is otherwise entitled under the ^[2002 Stock] Plan, provided; however, that in either case only the number of Shares sufficient to satisfy the Company's minimum required tax withholding obligations may be surrendered to the Company.

     4.4 USE OF SHARES. Subject to the overall limitation on the number of Shares that may be delivered under the ^[2002 Stock] Plan, the Committee may use available Shares as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary, including the plans and arrangements of the Company or a Subsidiary assumed in business combinations.

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

     4.5 DIVIDENDS AND DIVIDEND EQUIVALENTS. An Award (including without limitation an Option or SAR Award) may provide the Participant with the right to receive dividend payments or dividend equivalent payments with respect to Stock subject to the Award (both before and after the Stock subject to the Award is earned, vested, or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Stock as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in Shares, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Stock equivalents.

     4.6 PAYMENTS. Awards may be settled through cash payments, the delivery of Shares, the granting of replacement Awards, or combination thereof as the Committee shall determine. Any Award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred Stock equivalents. Each Subsidiary shall be liable for payment of cash due under the ^[2002 Stock] Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Subsidiary by the Participant. Any disputes relating to liability of a Subsidiary for cash payments shall be resolved by the Committee.

     4.7 TRANSFERABILITY. Unless specifically provided by the Committee in the Award Agreement, Awards under the ^[2002 Stock] Plan are nontransferable except as designated by the Participant by will or by the laws of descent and distribution.

     4.8 FORM AND TIME OF ELECTIONS. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the ^[2002 Stock] Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the ^[2002 Stock] Plan, as the Committee shall require.

     4.9 AGREEMENT WITH COMPANY. An Award under the ^[2002 Stock] Plan shall be subject to such terms and conditions, not inconsistent with the ^[2002 Stock] Plan, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award to any Participant shall be reflected in such form of written document as is determined by the Committee. A copy of such document shall be provided to the Participant, and the Committee may, but need not require that the Participant shall sign a copy of such document. Such document is referred to in the ^[2002 Stock] Plan as an "Award Agreement" regardless of whether any Participant signature is required.

     4.10 ACTION BY COMPANY OR SUBSIDIARY. Any action required or permitted to be taken by the Company or any Parent or Subsidiary shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of the Company.

     4.11 GENDER AND NUMBER. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

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

     4.12 LIMITATION OF IMPLIED RIGHTS.

          (a) Neither a Participant nor any other person shall, by reason of participation in the ^[2002 Stock] Plan, acquire any right in or title to any assets, funds or property of the Company or any Parent or Subsidiary whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Parent or Subsidiary, in their sole discretion, may set aside in anticipation of a liability under the ^[2002 Stock] Plan. A Participant shall have only a contractual right to the Stock or amounts, if any, payable under the ^[2002 Stock] Plan, unsecured by any assets of the Company or any Parent or Subsidiary, and nothing contained in the ^[2002 Stock] Plan shall constitute a guarantee that the assets of the Company or any Parent or Subsidiary shall be sufficient to pay any benefits to any person.

          (b) The ^[2002 Stock] Plan does not constitute a contract of employment, and selection as a Participant will not give any Participant the right to be retained in the employ of the Company or any Subsidiary, nor any right or claim to any benefit under the ^[2002 Stock] Plan, unless such right or claim has specifically accrued under the terms of the ^[2002 Stock] Plan. Except as otherwise provided in the ^[2002 Stock] Plan, no Award under the ^[2002 Stock] Plan shall confer upon the holder thereof any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

5.   COMMITTEE
     ---------

     5.1 COMMITTEE. The authority to control and manage the operation and administration of the ^[2002 Stock] Plan shall be vested in a committee (the "Committee") in accordance with this Section 5. The Committee shall be selected by the Board, and shall be comprised unless otherwise determined by the Board, solely of not less than two members who shall be "outside" directors within the meaning of Treasury Regulation Section 1.162-27(e)(3) under Section 162(m) of the Code, of the Board and, with respect to Awards granted subject to Section 162(m) of the Code, the Committee shall be composed of two or more members of the Board who are not employees of the Company. If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the ^[2002 Stock] Plan that would otherwise be the responsibility of the Committee.

     5.2 POWERS OF COMMITTEE. The Committee's administration of the ^[2002 Stock] Plan shall be subject to the following:

          (a) Subject to the provisions of the ^[2002 Stock] Plan, the Committee will have the authority and discretion to select from among the Participants those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria (except that for purposes of Section 162(m) of the Code, performance measures shall be based on one or more of the criteria set out on Attachment I hereto) , restrictions, and other provisions of such Awards, and (subject to Section 7) to cancel or suspend Awards.

          (b) To the extent that the Committee determines that the restrictions imposed by the ^[2002 Stock] Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

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

          [(c) The Committee may grant Awards to Participants who are subject to the tax laws of nations other than the United States, which Awards may have terms and conditions as determined by the Committee as necessary to comply with applicable foreign laws. The Committee may take any action which it deems advisable to obtain approval of such Awards by the appropriate foreign government entity; provided however that no such Awards may be granted under this 2002 Stock Plan and no action may be taken which would result in a violation of the Exchange Act, the Code or any other applicable law.]

          ^[(d)] The Committee will have the authority and discretion to interpret the ^[2002 Stock] Plan, to establish, amend, and rescind any rules and regulations relating to the ^[2002 Stock] Plan, to determine the terms and provisions of any Award Agreement made pursuant to the ^[2002 Stock] Plan, and to make all other determinations that may be necessary or advisable for the administration of the ^[2002 Stock] Plan.

          ^[(e)] Any interpretation of the ^[2002 Stock] Plan by the Committee and any decision made by it under the ^[2002 Stock] Plan ^[are] final and binding on all persons.

          ^[(f)] In controlling and managing the operation and administration of the ^[2002 Stock] Plan, the Committee shall take action in a manner that conforms to the articles and by-laws of the Company, and applicable state corporate law.

     5.3 DELEGATION BY COMMITTEE. Except to the extent prohibited by Applicable Law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its administrative duties to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

     5.4 INFORMATION TO BE FURNISHED TO COMMITTEE. The Company and its Parent and Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and its Parent and Subsidiaries as to a Participant's employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants entitled to benefits under the ^[2002 Stock] Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the ^[2002 Stock] Plan.

6.   ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR CORPORATE TRANSACTION
     -------------------------------------------------------------------

     6.1 CHANGES IN CAPITALIZATION. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Award, the price per share of Common Stock covered by each such outstanding Award, the number of shares of Common Stock which have been authorized for issuance under the ^[2002 Stock] Plan but as to which no Awards have yet been granted or which have been returned to the ^[2002 Stock] Plan upon cancellation or expiration of an Award, and the maximum number of Options, SARs, Stock Unit Awards, Restricted Stock Awards, Restricted Stock Units Awards and Performance Share Awards which may be granted to any Participant in any one-calendar-year period shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be

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

final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of Shares of any class, or securities convertible into Shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

     6.2 TRANSACTIONS. In the event of the proposed dissolution or liquidation of the Company or of a merger or corporate combination (a "Transaction") in which the successor corporation does not agree to assume the Award or substitute an equivalent Award, the Committee shall make a determination (subject to
Section 7) as to the equitable treatment of outstanding Awards under the ^[2002 Stock] Plan and shall notify Participants of such treatment no later than ten
(10) days prior to such proposed Transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed Transaction.

7.   AMENDMENT AND TERMINATION
     -------------------------

The Board may, at any time, amend or terminate the ^[2002 Stock] Plan, provided that no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the ^[2002 Stock] Plan prior to the date such amendment is adopted by the Board; provided that adjustments pursuant to subject to Section 6.2 shall in no event be deemed to have an adverse affect on any Award.

8.   DEFINED TERMS
     -------------

In addition to the other definitions contained herein, the following definitions shall apply:

          (a) APPLICABLE LAW means the corporate, securities and tax laws (including, without limitation, the Delaware corporate law, the Exchange Act, the Securities Act of 1933 and the Code) applicable to the establishment and administration of an employee stock incentive plans.

          (b) AWARD. The term "Award" shall mean any award or benefit granted under the ^[2002 Stock] Plan, including, without limitation, the grant of Options, SARs, Stock Unit Awards, Restricted Stock Awards, Restricted Stock Unit Awards and Performance Share Awards.

          (c) BOARD. The term "Board" shall mean the Board of Directors of the Company.

          (d) CODE. The term "Code" means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

          (e) COMMON STOCK shall mean the common stock, par value, $.10 per share, of the Company.

          (f) CONTINUOUS STATUS AS AN EMPLOYEE means the absence of any interruption or termination of the employment relationship by the Company or any Subsidiary. Continuous Status as an employee shall not be considered interrupted in the case of: (i) sick leave, military leave or any other leave of absence approved by the Board, provided that such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or
     (ii) in the case of transfers between locations of the Company or between the Company, its Subsidiaries or its successor.

          ^[(g)] EXCHANGE ACT means the Securities Exchange Act of 1934, as amended.

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

          ^[(h)] FAIR MARKET VALUE. For purposes of determining the "Fair Market Value" of a share of Stock granted pursuant to Section 2 as of any date, the following rules shall apply:

               (i) If the principal market for the Stock is the New York Stock Exchange ("NYSE"), then the "Fair Market Value" as of that date shall be the closing price of the stock on the NYSE composite tape on that date as reported in the Wall Street Journal for such date;

               (ii) If the principal market for the Stock is ^ another national securities exchange or the NASDAQ stock market, then the "Fair Market Value" as of that date shall be the mean between the lowest and highest reported composite sale prices of the Stock on that date on such exchange for such date;

               (iii) If sale prices are not available or if the principal market for the Stock is not the NYSE or another national securities exchange and the Stock is not quoted on the NASDAQ stock market, the average between the highest bid and lowest asked prices for the Stock on such day as reported on the NASDAQ OTC Bulletin Board Service or by the National Quotation Bureau, Incorporated or a comparable service.

               (iv) If the day is not a business day, and as a result, paragraphs (i), (ii) and (iii) next above are inapplicable, the Fair Market Value of the Stock shall be determined as of the last preceding business day. If paragraphs (i), (ii) and (iii) next above are otherwise inapplicable, then the Fair Market Value of the Stock shall be determined in good faith by the Committee.

          ^[(i)] INCENTIVE STOCK OPTION means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

          ^[(j)] NONSTATUTORY STOCK OPTION means an Option not intended to qualify as an Incentive Stock Option.

          ^[(k)] OPTIONEE means a Participant who receives an Option.

          ^[(l)] PARENT means a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Code.

          [(m) PARTICIPANTS. The term "Participant" shall mean any key executive, employee or director of the Company, its Parent or Subsidiary. An Award may be granted to an employee, in connection with hiring, retention or otherwise, prior to the date the employee first performs services for the Company or its Parent or Subsidiaries, provided that such Awards shall not become vested prior to the date the employee first performs such services. The term "Participant" also includes any non-employee director of the Company, its Parent or Subsidiary.]

          (n) SHARE means a share of the Common Stock, as adjusted in accordance with Section 6 of the ^[2002 Stock] Plan.

          (o) STOCK. The term "Stock" shall mean shares of Common Stock of the Company.

          (p) SUBSIDIARY   or   SUBSIDIARIES.   The   term   "Subsidiary"    or
     "Subsidiaries" mean[s] any company during any period in which it is a "subsidiary corporation" (as that term is defined in Code section 424(f)) with respect to the Company.


                                       36
--------------------------------------------------------------------------------

                                  ATTACHMENT I
                                  ------------

                              PERFORMANCE CRITERIA


The Committee shall grant performance-based compensation Awards tied to one or more of the following business criteria:

1. Changes in earnings per share
2. Changes in pre-tax operating income
3. Changes in value of stock (i.e., stock price)


                                       37
--------------------------------------------------------------------------------

                            FRANKLIN RESOURCES, INC.

                                      PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     With this proxy, the stockholder signing below appoints Charles B. Johnson, Martin L. Flanagan, and Leslie M. Kratter (the "proxy holders"), or any one of them, as the stockholder's proxies with full power of substitution. The stockholder appoints the proxy holders collectively and as individuals, to vote all the stockholder's shares of Franklin Resources, Inc. ("Franklin") common stock at the Annual Meeting of Stockholders, and at any and all adjournments or postponements of the meeting, on the matters set forth on the reverse side of this card. The Annual Meeting of Stockholders will be held on January 30, 2003, at 10:00 a.m., Pacific Standard Time, in the H. L. Jamieson Auditorium, One Franklin Parkway, Building 920, San Mateo, California.

     THE BOARD OF DIRECTORS HAS SOLICITED THIS PROXY AND IT WILL BE VOTED AS SPECIFIED ON THIS PROXY CARD ON THE FOLLOWING PROPOSALS PROPOSED BY FRANKLIN. IF YOU DO NOT MARK ANY VOTES OR ABSTENTIONS, THIS PROXY WILL BE VOTED FOR ALL NOMINEES TO THE BOARD OF DIRECTORS, FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT ACCOUNTANTS FOR FISCAL YEAR ENDING SEPTEMBER 30, 2003 AND FOR APPROVAL OF THE ADOPTION OF THE 2002 UNIVERSAL STOCK INCENTIVE PLAN. IF ANY OTHER MATTERS COME BEFORE THE MEETING TO BE VOTED ON, THE PROXY HOLDERS NAMED IN THIS PROXY WILL VOTE, ACT AND CONSENT ON THOSE MATTERS IN ACCORDANCE WITH THE VIEWS OF MANAGEMENT.

Continued on the reverse side. Must be signed and dated on the reverse side.

To change your address, please mark this box [ ]

FRANKLIN RESOURCES, INC.
P.O. BOX 11121
NEW YORK, N.Y. 10203-0121

Please complete, sign and date this proxy on the reverse side and return it promptly in the accompanying envelope.

                            FRANKLIN RESOURCES, INC.

                              Two New Ways to Vote
                          VOTE BY INTERNET OR TELEPHONE
                         24 Hours a Day - 7 Days a Week
               Save your Company Money - It's Fast and Convenient

TELEPHONE
1-866-214-3728

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the simple directions.

OR

INTERNET
http://www.proxyvotenow.com/ben

Use the Internet to vote your proxy. Have your proxy card in hand when you access the website. You will be prompted to enter your control number, located in the box below, to create an electronic ballot.

OR

MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided. Make sure the pre-printed address shows through the envelope window. Please do not mail additional cards in the return envelope.

Your telephone or Internet vote authorizes the proxy holders named in the proxy to vote your shares in the manner as if you marked, signed and returned the proxy card. If you have submitted your proxy by telephone or the Internet, there is no need for you to mail back your proxy card. The deadline for voting by telephone or by using the Internet is at 11:59 p.m., Eastern Standard Time, January 29, 2003.

                  YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING


                               CONTROL NUMBER FOR
                          TELEPHONE OR INTERNET VOTING


      DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET
      ---------------------------------------------------------------------

[  ] MARK,  SIGN,  DATE AND RETURN THE PROXY CARD PROMPTLY  USING THE ENCLOSED
     ENVELOPE.
[X]  VOTES MUST BE INDICATED (X) IN BLACK OR BLUE INK.

1.   ELECTION OF DIRECTORS:

FOR ALL   [    ]         WITHHOLD FOR ALL   [    ]          EXCEPTIONS*   [    ]

Nominees: 01-Harmon E. Burns, 02-Charles Crocker, 03-Robert D. Joffe, 04-Charles
B. Johnson, 05-Rupert H. Johnson, Jr., 06-Thomas H. Kean, 07-James A. McCarthy, 08-Chutta Ratnathicam, 09-Peter M. Sacerdote, 10-Anne M. Tatlock, 11-Louis E. Woodworth.

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS*" BOX AND WRITE THAT NOMINEE'S NAME ON THE FOLLOWING BLANK LINE.)

EXCEPTIONS*______________________________________________________________

2.   Ratification   of  the   appointment  of   PricewaterhouseCoopers   LLP  as
     independent accountants for the fiscal year ending September 30, 2003.

FOR ___     AGAINST ___        ABSTAIN ___

3.   Approval of the adoption of the 2002 Universal Stock Incentive Plan.

FOR ___     AGAINST ___        ABSTAIN ___

4.   In their  discretion,  the proxy  holders are  authorized  to vote on other
     business   matters  that  are  properly  brought  at  the  meeting  or  any adjournments or postponements thereof.

Note: Please sign exactly as your name appears on the proxy. If signing for estates, trusts or corporations, title or capacity should be stated. If shares are held jointly, each holder should sign.

Date                  Share Owner sign here               Co-Owner sign here


--------------        -------------------------------     ---------------------